FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549




                                 CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                        Date of Report: October 15, 1998




                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)




                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)




               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5.  Other Events
As previously reported in the Company's Current Report on Form 8-K dated July 17, 1998, AmerGen Energy Company, LLC (AmerGen), the joint venture between the Company and British Energy Company, entered into a Letter of Intent to purchase Unit No. 1 at the Three Mile Island Nuclear Generating Station (TMI-1), currently owned by GPU Inc.'s electric utility subsidiaries - Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company (GPU), and operated by GPU Nuclear, Inc., another GPU, Inc. subsidiary.

On October 15, 1998, AmerGen and GPU signed a definitive asset purchase agreement to purchase TMI-1.

Agencies which must approve the sale include the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Securities and Exchange Commission, the Pennsylvania Public Utility Commission and the New Jersey Board of Public Utilities. Target date for final regulatory approvals is mid-year 1999.

Until the sale is completed, GPU and GPU Nuclear, Inc. will continue to be fully responsible for the ownership and operation of TMI-1. The sale does not include the shut down TMI Unit No. 2, which will continue to be owned by GPU.

The definitive agreement affirms the sale price of $100 million - $23 million for the reactor and $77 million, payable over five years, for the plant's nuclear fuel. The ultimate sale price will be partly determined by possible additional payments depending on the actual energy market clearing prices through 2010. AmerGen will assume full responsibility for the decommissioning of TMI-1, which will be pre-funded by GPU.

The agreement includes a power purchase agreement in which GPU will purchase the energy and capacity from TMI-1 from closing through December 31, 2001.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                             PECO ENERGY COMPANY


                                                           \S\ J. Barry Mitchell
                                                         -----------------------
                                                         Vice President, Finance
                                                                   and Treasurer

October 19, 1998